UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2025
(Date of earliest event reported)

Central Index Key Number of the issuing entity: 0001840644

Benchmark 2021-B23 Mortgage Trust

(exact name of the issuing entity as specified in its charter)

Central Index Key Number of the depositor: 0001258361

Citigroup Commercial Mortgage Securities Inc.

(exact name of the depositor as specified in its charter)

Citi Real Estate Funding Inc.

(Central Index Key Number: 0001701238)

JPMorgan Chase Bank, National Association

(Central Index Key Number: 0000835271)

Goldman Sachs Mortgage Company

(Central Index Key Number: 0001541502)

German American Capital Corporation

(Central Index Key Number: 0001541294)

(Exact name of sponsors as specified in its charter)

New York (State or other jurisdiction of incorporation or organization of the issuing entity)	333-228597-08 (Commission File Number of the issuing entity)	86-2245366 86-2230607 (I.R.S. Employer Identification Numbers)

c/o Citibank, N.A.

as Certificate Administrator

388 Greenwich Street, 4th Floor

New York, New York

(Address of principal executive offices of the issuing entity)

10013

(Zip Code)

Registrant’s telephone number, including area code:

(212) 816-5614

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Reference is hereby made to the Pooling and Servicing Agreement (the “BMARK 2021-B23 PSA”) dated as of February 1, 2021, relating to the Benchmark 2021-B23 Mortgage Trust (the “Issuing Entity”). Effective as of March 1, 2025, Trimont LLC, a Georgia limited liability company (“Trimont”), succeeded to Wells Fargo Bank, N.A. (“Wells Fargo”) in the capacity described below and will act as successor:

•
Servicer under the GRACE 2020-GRCE trust and servicing agreement pursuant to which the Grace Building Mortgage Loan, an asset of the Issuing Entity, is serviced; and

•
Master Servicer under the GSMS 2020-GC47 pooling and servicing agreement pursuant to which the 711 Fifth Avenue Mortgage Loan, an asset of the Issuing Entity, is serviced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citigroup Commercial Mortgage Securities Inc.
(Depositor)

/s/ Richard Simpson

Richard Simpson, President

Date: March 3, 2025